Exhibit 99.1
C. Robert Bunch

August 19, 2008
Mr. Dean Burkhart, Chairman
Pioneer Drilling Company
1250 N.E. Loop 410, Suite 1000
San Antonio, Texas 78209
Dear Dean:
          Over the past several months it has become increasingly clear that many of my views regarding Pioneer Drilling Company fundamentally differ from those of management and the other directors. Therefore, effective immediately I hereby resign as a director of Pioneer Drilling Company and any of its subsidiaries or affiliates of which I might also be a director.

Yours very truly,

/s/ C. Robert Bunch

C. Robert Bunch